Exhibit 10.3

ASSIGNMENT OF MEMBERSHIP INTEREST

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this “Assignment”) is made and entered into as of April 4, 2026 (the “Assignment Date”), by and between Viviana Figueroa (“Assignor”), and La Rosa Holdings Corp., a Nevada corporation (“Assignee”).

RECITALS

WHEREAS, Assignor is the owner of 24.5% membership interest (the “Assigned Interest”) in La Rosa Realty Orlando LLC, a Florida limited liability company (the “Company”);

WHEREAS, Assignor, Assignee, La Rosa Realty Orlando LLC, and Reinaldo Zapata have entered into that certain Settlement Agreement dated as of April 4, 2026 (the “Settlement Agreement”);

WHEREAS, pursuant to Section 5 of the Settlement Agreement, Assignor has agreed to assign and transfer the Assigned Interest to Assignee in consideration of (i) Assignee’s forgiveness of $152,295 representing Assignor’s allocated share of franchise fee obligations, accounting fee obligations, and payroll obligations under Assignor’s personal guaranty, (ii) payment of $10,000.00 to Assignor, and (iii) the dismissal of litigation and mutual releases set forth in the Settlement Agreement; and

WHEREAS, Assignor desires to assign, transfer, and convey the Assigned Interest to Assignee, and Assignee desires to accept such assignment, transfer, and conveyance, on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS, THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. ASSIGNMENT AND TRANSFER.

1.1 Assignor hereby sells, assigns, transfers, conveys, and delivers to Assignee all of Assignor’s right, title, and interest in and to the Assigned Interest, together with all rights, powers, privileges, and interests associated therewith, including without limitation:

(a) All economic rights, including the right to receive distributions, allocations of profits and losses, and return of capital;

(b) All management and voting rights, including the right to vote on all matters submitted to members;

(c) All information rights;

(d) All rights to participate in the management and affairs of the Company; and

(e) All other rights of a member under the Company’s Operating Agreement and under Florida law.

1.2 From and after the Assignment Date, Assignee shall own the Assigned Interest and shall be entitled to exercise all rights and powers of a member with respect to the Assigned Interest.

2. CONSIDERATION.

2.1 The consideration for this Assignment consists of:

(a) Assignee’s forgiveness of $152,295 representing Assignor’s alleged allocated share of franchise fee obligations, accounting fee obligations, and payroll obligations under Assignor’s personal guaranty to the franchisor;

(b) Payment by Assignee to Assignor of $10,000.00 as set forth in Section 4 of the Settlement Agreement;

(c) The dismissal with prejudice of all litigation against Assignor as set forth in Section 7 of the Settlement Agreement; and

(d) The mutual releases set forth in Section 8 of the Settlement Agreement.

2.2 Assignor acknowledges that the consideration set forth in Section 2.1 (other than the cash payment which shall be paid in accordance with Section 4.2 of the Settlement Agreement) has been received and that such consideration, together with the cash payment to be made, constitutes adequate and sufficient consideration for this Assignment.

3. REPRESENTATIONS AND WARRANTIES OF ASSIGNOR.

Assignor represents and warrants to Assignee as follows:

3.1 Ownership. Assignor is the sole and exclusive legal and beneficial owner of the Assigned Interest, free and clear of all liens, pledges, security interests, encumbrances, claims, and restrictions of any kind.

3.2 Authority. Assignor has full power and authority to execute, deliver, and perform this Assignment. This Assignment has been duly executed and delivered by Assignor and constitutes the legal, valid, and binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

3.3 No Conflicts. The execution, delivery, and performance of this Assignment by Assignor does not and will not (a) violate any law, rule, regulation, order, or decree applicable to Assignor, or (b) conflict with, result in a breach of, or constitute a default under any agreement, instrument, or obligation to which Assignor is a party or by which Assignor is bound.

3.4 No Consents. No consent, approval, authorization, or other action by, and no notice to or filing with, any governmental authority or other third party is required for the execution, delivery, and performance by Assignor of this Assignment, except for any amendment to the Company’s Operating Agreement and any filings required under Florida law, which shall be completed by the Company.

3.5 No Other Agreements. There are no voting trusts, proxies, or other agreements or understandings to which Assignor is a party or by which Assignor is bound with respect to the voting, transfer, or disposition of the Assigned Interest.

3.6 Acknowledgment of Personal Guaranty. Assignor acknowledges that:

(a) Assignor executed a personal guaranty to the franchisor guaranteeing payment of franchise fees owed by the Company to Assignee; and

(b) The Company currently owes Assignee $152,295 in franchise fees, accounting fees and payroll fees of $152,295 represents Assignor’s allocated share.

4. ASSUMPTION BY ASSIGNEE.

4.1 Assignee hereby accepts the assignment and transfer of the Assigned Interest and agrees to be bound by the terms and conditions of the Company’s Operating Agreement as a member of the Company with respect to the Assigned Interest.

4.2 Assignee acknowledges receipt of a copy of the Company’s Operating Agreement.

5. RELEASE OF ASSIGNOR’S PERSONAL GUARANTY.

5.1 Upon the effectiveness of this Assignment and in accordance with Section 5.4 of the Settlement Agreement, Assignor shall be fully and forever released and discharged from any and all obligations under Assignor’s personal guaranty to the franchisor with respect to any franchise fees owed by the Company to Assignee, whether past, present, or future.

5.2 This release is conditioned upon the valid transfer of the Assigned Interest to Assignee, payment of the Settlement Sum to Assignor, and Assignor’s compliance with all terms and conditions of the Settlement Agreement.

6. RESIGNATION FROM COMPANY.

6.1 Effective as of the Assignment Date, Assignor hereby resigns from any and all positions held with the Company, including without limitation any position as manager, officer, employee, agent, or representative of the Company.

6.2 Assignor agrees to execute such additional documentation as may be reasonably required to effectuate such resignation, including but not limited to the Resignation Letter attached to the Settlement Agreement as part of Exhibit D.

7. FURTHER ASSURANCES.

7.1 Assignor agrees to execute and deliver such additional documents and instruments and to take such further actions as may be reasonably necessary or desirable to effect, evidence, or confirm the assignment and transfer of the Assigned Interest to Assignee.

7.2 Assignor agrees to cooperate with Assignee and the Company in amending the Company’s Operating Agreement and membership records to reflect the transfer of the Assigned Interest.

8. INCORPORATION OF SETTLEMENT AGREEMENT.

8.1 This Assignment is executed pursuant to and in accordance with the Settlement Agreement. In the event of any conflict between the terms of this Assignment and the Settlement Agreement, the Settlement Agreement shall control.

8.2 All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Settlement Agreement.

9. GOVERNING LAW; VENUE.

9.1 This Assignment shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to conflicts of law principles.

9.2 The parties consent to the exclusive venue and jurisdiction of state or federal courts located in Orange County, Florida for any action arising out of or relating to this Assignment.

10. COUNTERPARTS.

This Assignment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures delivered by facsimile, PDF, or other electronic means shall be deemed to be original signatures.

11. BINDING EFFECT.

This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the Assignment Date.

ASSIGNOR:

VIVIANA FIGUEROA
Dated: April ____, 2026

STATE OF FLORIDA)
COUNTY OF SEMINOLE)

The foregoing was acknowledged before me on this ___ day of April, 2026 by means of ___ online notarization or ___ physical presence by Viviana Figueroa who is ___ personally known to me or ___ produced the following as identification: ____________________________.

Notary Public, State of Florida

ASSIGNEE:

LA ROSA HOLDINGS CORP.

By:
Name:	Joseph La Rosa, C.E.O.
Dated:	April ___, 2026

ACKNOWLEDGED AND AGREED:

LA ROSA REALTY ORLANDO LLC

By:
Joseph La Rosa, Manager

Dated:	April ___, 2026

5